UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2018

Castle Brands Inc.

(Exact name of registrant as specified in its charter)

Florida	001-32849	41-2103550
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

122 East 42nd Street, Suite 5000, New York, New York	10168
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 356-0200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

Castle Brands Inc., a Florida corporation (the “Company”), held its 2017 annual meeting of shareholders on March 1, 2018. A total of 145,449,218 shares of common stock of the Company were present or represented at the meeting, constituting a quorum.

Listed below are the matters voted upon and the final results of such voting:

1. All of the nominees for director were elected, each to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified, as follows:

Name	For	Withheld	Broker Non-Votes
Mark Andrews	100,838,920	2,221,075	42,389,223
John F. Beaudette	101,893,237	1,166,758	42,389,223
Henry C. Beinstein	101,758,527	1,301,468	42,389,223
Phillip Frost, M.D.	95,956,122	7,103,873	42,389,223
Dr. Richard M. Krasno	101,751,262	1,308,733	42,389,223
Richard J. Lampen	100,834,072	2,225,923	42,389,223
Steven D. Rubin	96,427,046	6,632,949	42,389,223
Mark Zeitchick	97,513,610	5,546,385	42,389,223

2. The appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for fiscal 2018 was ratified, as follows:

For	Against	Abstain	Broker Non-Votes
144,391,978	665,782	391,458	0

3. The compensation of the Company’s named executive officers was approved, on an advisory basis, as follows:

For	Against	Abstain	Broker Non-Votes
101,101,702	1,615,031	343,262	42,389,223

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Castle Brands Inc.

March 5, 2018	By:	/s/ Alfred J. Small
	Name:	Alfred J. Small
	Title:	Senior Vice President, Chief Financial Officer, Treasurer & Secretary